Exhibit 23.5

CONSENT OF INDEPENDENT AUDIT FIRM

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the Registration Statement (No. 333-149899) on Form S-11 of Carey Watermark Investors Incorporated (CWI) of:

  •
  Our report dated September 18, 2012 relating to our audits of the carve-out combined financial statements of Lake Arrowhead Resort and Spa (LAR Hotel), a business acquired from Fulton Village Green Investors, LLC, as of and for the years ended December 31, 2011 and 2010 which are included in the Form 8-K/A filed by CWI on September 20, 2012.

  •
  Our report dated December 13, 2012 relating to our audits of the combined financial statements of Westin Atlanta North at Perimeter as of and for the years ended December 31, 2011 and 2010 which are included in the Form 8-K/A filed by CWI on December 13, 2012.

  •
  Our report dated February 15, 2013 relating to our audits of the carve-out financial statements of the Courtyard by Marriott Mission Valley, a business acquired from Gaslamp Holdings, LLC, as of and for the nine month period ended September 30, 2012 and the year ended December 31, 2011 which are included in the Form 8-K/A filed by CWI on February 20, 2013.

        We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ McGladrey LLP

Chicago, Illinois
April 15, 2013